MONTGOMERY COSCIA GREILICH LLP
Certified Public Accountants
2500 Dallas Parkway, Suite 300
Plano, Texas 75093
972.748.0300 p
972.748.0700 f

Securities and Exchange Commission
100 F Street, N.E.
Washington, DC 20549

Ladies and Gentlemen:

We have read the statements of VHGI Holdings, Inc. pertaining to our firm included under Item 4.01 of Form 8-K, to be filed on or about October 19, 2012 and agree with such statements as they pertain to our firm. We have no basis to agree or disagree with other statements of the registrant contained therein.

Sincerely,

/s/ Montgomery Coscia Greilich LLP

MONTGOMERY COSCIA GREILICH LLP